Exhibit 99.1

333 West Wacker Drive
Chicago IL 60606
Tel: +1 312 897-4000

Contact	Matt Schuler	Date	March 29, 2018
Telephone:	+1-312-897-4192	Email:	matt.schuler@lasalle.com

JLL Income Property Trust
Office Property Earns LEED Silver® Certification and ENERGY STAR® Label

Chicago (March 29, 2018) -JLL Income Property Trust, an institutionally managed, daily valued perpetual life REIT, today announced that Pioneer Tower, a Class A office asset in its portfolio located in Portland, has recently earned LEED Silver® certification. The 300,000-square-foot property also recently earned the U.S. Environmental Protection Agency’s (EPA’s) ENERGY STAR® certification, which signifies that the building performs in the top 25 percent of similar facilities nationwide for energy efficiency and meets strict energy efficiency performance levels set by the EPA. To meet the energy reduction prerequisites for LEED certification, properties must benchmark energy consumption against similar buildings across the nation. JLL Income Property Trust completed an energy audit on Pioneer Tower, which identified several energy conservation measures to successfully meet the energy prerequisite.

“We are delighted that Pioneer Tower was able to meet the stringent criteria required to achieve both LEED and ENERGY STAR distinctions,” commented Allan Swaringen, President & CEO of JLL Income Property Trust. “As proactive asset managers focused on value-creation for our shareholders, we believe that implementing Environmental, Social and Governance principles across our portfolio has a direct impact on our investment performance.”

JLL Income Property Trust acquired Pioneer Tower in July, 2016, and has been working toward the goal of earning LEED Silver certification for the building since early 2017.

With contributions from the local property team, a sustainability consultancy and in-house energy and sustainability experts, the following project highlights were achieved at Pioneer Tower:

- 100 percent of durable goods diverted from landfills
- High-performance green cleaning program that minimizes the use of chemicals, while also providing increased air quality

- Replacing any lamps with higher mercury content with either LED or low-mercury content bulbs
- Conversion of older restroom fixtures to achieve maximum indoor water efficiency
- Engaging and educating tenants in green measures such as increasing alternative transportation methods, and also increased recycling diversion rates

“LaSalle Investment Management and JLL are proud to demonstrate their collective commitment to ESG best practices through Pioneer Tower’s first LEED and Energy Star certifications,” noted Eric Duchon, Global Head of Sustainability with LaSalle. “Much like the approach at Pioneer Tower, we will continue to seek out cost-effective methods to achieve certifications across JLL Income Property Trust’s portfolio through initiatives such as our LEED Volume Program, which achieves certification at half of the cost of historical LEED projects.”

Pioneer Tower is a 17-story, multi-tenant, Class A office building in the heart of Portland’s central business district. Set atop Portland’s leading retail destination, Pioneer Tower offers a premium office experience within an unparalleled mixed-use urban environment and direct access to Pioneer Place, Portland’s number one shopping destination, while also offering convenient access to its Transit Mall, the city’s nexus of light rail public transportation systems. Pioneer Tower is 95% leased to a diverse roster of professional service tenants whose average tenure of occupancy is over fourteen years.
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ABOUT JLL INCOME PROPERTY TRUST
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing office, retail, industrial and apartment properties located primarily in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT
LaSalle Investment Management, Inc., a member of the JLL group and advisor to JLL Income Property Trust, is one of the world’s leading global real estate investment managers with nearly 700 employees in 17 countries worldwide and approximately $60 billion of assets under management of private and public property equity and debt investments. LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, endowments and private individuals from across the globe. For more information, visit www.lasalle.com.

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.